OMNICOM GROUP INC.

                                    AS ISSUER

                                    INDENTURE

                          DATED AS OF ___________, 200_

                             ----------------------

                                   AS TRUSTEE

                       JUNIOR SUBORDINATED DEBT SECURITIES
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                              Cross-Reference Table

         Section of
Trust Indenture Act of 1939,                            Section of
         as amended                                     Indenture
--------------------------------------------------------------------------------

Section 310(a)(1).......................................  8.10
               (a)(2)...................................  8.10
               (a)(3)...................................  Inapplicable
               (a)(4)...................................  Inapplicable
               (a)(5)...................................  8.10
               (b)......................................  8.10
Section 311(a) .........................................  8.11
               (b)......................................  8.11
               (c)......................................  Inapplicable
Section 312(a) .........................................  2.6
               (b)......................................  11.3
               (c)......................................  11.3
Section 313(a) .........................................  8.6
               (b)(1)...................................  8.6
               (b)(2)...................................  8.6
               (c)(1)...................................  8.6
               (d)......................................  8.6
Section 3.14(a).........................................  5.2, 11.5
               (b)......................................  Inapplicable
               (c)(1)...................................  11.4
               (c)(2)...................................  11.4
               (c)(3)...................................  Inapplicable
               (d)......................................  Inapplicable
               (e)......................................  11.5
               (f)......................................  Inapplicable
Section 315(a) .........................................  8.1
               (b)......................................  8.5
               (c)......................................  8.1
               (d)......................................  8.1
               (e)......................................  7.14
Section 316(a) .........................................  2.10
               (a)(1)(A)................................  7.12
               (a)(1)(B)................................  7.13
               (b)......................................  7.8
Section 317(a)(1).......................................  7.3
               (a)(2)...................................  7.4
               (b)......................................  2.5
Section 318(a) .........................................  11.1

Note:  This Cross-Reference Table is not part of the Indenture.
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                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ......................    1

   Section 1.1  Definitions ...............................................    1
   Section 1.2  Other Definitions .........................................    8
   Section 1.3  Incorporation by Reference of Trust Indenture Act .........    8
   Section 1.4  Rules of Construction .....................................    9

ARTICLE II THE SECURITIES .................................................    9

   Section 2.1  Issuable in Series ........................................    9
   Section 2.2  Establishment of Terms of Series of Securities ............   10
   Section 2.3  Execution and Authentication ..............................   12
   Section 2.4  Registrar and Paying Agent ................................   13
   Section 2.5  Paying Agent to Hold Money in Trust .......................   14
   Section 2.6  Securityholder Lists ......................................   14
   Section 2.7  Transfer and Exchange .....................................   14
   Section 2.8  Mutilated, Destroyed, Lost and Stolen Securities ..........   15
   Section 2.9  Outstanding Securities ....................................   16
   Section 2.10 Treasury Securities .......................................   16
   Section 2.11 Temporary Securities ......................................   16
   Section 2.12 Cancellation ..............................................   17
   Section 2.13 Defaulted Interest ........................................   17
   Section 2.14 Deferrals of Interest Payment Dates .......................   17
   Section 2.15 Right of Set-Off ..........................................   19
   Section 2.16 Shortening or Extension of Stated Maturity ................   19
   Section 2.17 Global Securities .........................................   19
   Section 2.18 CUSIP Numbers .............................................   20

ARTICLE III REDEMPTION ....................................................   21

   Section 3.1  Notice to Trustee .........................................   21
   Section 3.2  Selection of Securities to be Redeemed ....................   21
   Section 3.3  Notice of Redemption ......................................   21
   Section 3.4  Effect of Notice of Redemption ............................   22
   Section 3.5  Deposit of Redemption Price ...............................   22
   Section 3.6  Securities Redeemed in Part ...............................   22

ARTICLE IV SUBORDINATION OF SECURITIES ....................................   22

   Section 4.1  Agreement of Subordination ................................   22
   Section 4.2  Payments to Securityholders ...............................   23
   Section 4.3  Subrogation of Securities .................................   24
   Section 4.4  Authorization by Securityholders ..........................   25
   Section 4.5  Notice to Trustee .........................................   25

   Section 4.6  Trustee's Relation to Senior Indebtedness .................   26
   Section 4.7  No Impairment of Subordination ............................   27
   Section 4.8  Certain Conversions Deemed Payment ........................   27
   Section 4.9  Senior Indebtedness Entitled to Rely ......................   27

ARTICLE V COVENANTS .......................................................   27

   Section 5.1  Payment of Principal and Interest .........................   27
   Section 5.2  SEC Reports ...............................................   28
   Section 5.3  Compliance Certificate ....................................   28
   Section 5.4  Stay, Extension and Usury Laws ............................   28
   Section 5.5  Corporate Existence .......................................   28
   Section 5.6  Taxes .....................................................   29
   Section 5.7  Additional Tax Sums .......................................   29
   Section 5.8  Additional Covenants ......................................   29
   Section 5.9  Calculation of Original Issue Discount ....................   30

ARTICLE VI SUCCESSORS 31

   Section 6.1  When Company May Merge, Etc. ..............................   31
   Section 6.2  Successor Corporation Substituted .........................   31

ARTICLE VII DEFAULTS AND REMEDIES .........................................   32

   Section 7.1  Events of Default .........................................   32
   Section 7.2  Acceleration of Maturity; Rescission and Annulment ........   33
   Section 7.3  Collection of Indebtedness and Suits for Enforcement
                by Trustee; Direct Action .................................   35
   Section 7.4  Trustee May File Proofs of Claim ..........................   36
   Section 7.5  Trustee May Enforce Claims Without Possession of
                Securities ................................................   37
   Section 7.6  Application of Money Collected ............................   37
   Section 7.7  Limitation on Suits .......................................   38
   Section 7.8  Unconditional Right of Holders to Receive Principal
                and Interest ..............................................   38
   Section 7.9  Restoration of Rights and Remedies ........................   38
   Section 7.10 Rights and Remedies Cumulative ............................   39
   Section 7.11 Delay or Omission Not Waiver ..............................   39
   Section 7.12 Control by Holders of Securities and Holders of
                Trust Preferred Securities ................................   39
   Section 7.13 Waiver of Past Defaults ...................................   40
   Section 7.14 Undertaking for Costs .....................................   41

ARTICLE VIII TRUSTEE ......................................................   41

   Section 8.1  Duties of Trustee .........................................   41
   Section 8.2  Rights of Trustee .........................................   42
   Section 8.3  Individual Rights of Trustee ..............................   43
   Section 8.4  Trustee's Disclaimer ......................................   43

   Section 8.5  Notice of Defaults ........................................   43
   Section 8.6  Reports by Trustee to Holders .............................   44
   Section 8.7  Compensation and Indemnity ................................   44
   Section 8.8  Replacement of Trustee ....................................   45
   Section 8.9  Successor Trustee by Merger, Etc. .........................   46
   Section 8.10 Eligibility; Disqualification .............................   46
   Section 8.11 Preferential Collection of Claims Against Company .........   46

ARTICLE IX SATISFACTION AND DISCHARGE .....................................   46

   Section 9.1  Satisfaction and Discharge of Indenture ...................   46
   Section 9.2  Application of Trust Funds; Indemnification ...............   47
   Section 9.3  Repayment to Company ......................................   47

ARTICLE X AMENDMENTS AND WAIVERS ..........................................   48

   Section 10.1 Supplemental Indentures Without Consent of Holders ........   48
   Section 10.2 Supplemental Indentures With Consent of Holders ...........   48
   Section 10.3 Limitations ...............................................   50
   Section 10.4 Compliance with Trust Indenture Act .......................   50
   Section 10.5 Revocation and Effect of Consents .........................   50
   Section 10.6 Notation on or Exchange of Securities .....................   51
   Section 10.7 Trustee Protected .........................................   51

ARTICLE XI MISCELLANEOUS ..................................................   51

   Section 11.1  Trust Indenture Act Controls .............................   51
   Section 11.2  Notices ..................................................   51
   Section 11.3  Communication by Holders with Other Holders ..............   52
   Section 11.4  Certificate and Opinion as to Conditions Precedent .......   52
   Section 11.5  Statements Required in Certificate or Opinion ............   53
   Section 11.6  Rules by Trustee and Agents ..............................   53
   Section 11.7  Legal Holidays ...........................................   53
   Section 11.8  No Recourse Against Others ...............................   53
   Section 11.9  Counterparts .............................................   54
   Section 11.10 Governing Laws ...........................................   54
   Section 11.11 No Adverse Interpretation of Other Agreements ............   54
   Section 11.12 Successors ...............................................   54
   Section 11.13 Severability .............................................   54
   Section 11.14 Table of Contents, Headings, Etc. ........................   54

ARTICLE XII SINKING FUNDS .................................................   54

   Section 12.1 Applicability of Article ..................................   54
   Section 12.2 Satisfaction of Sinking Fund Payments with Securities .....   55
   Section 12.3 Redemption of Securities for Sinking Fund .................   55

EXHIBIT A -- Form of Junior Subordinated Debt Security

      Indenture dated as of ________ __, 200_ between Omnicom Group Inc., a New York corporation (the "Company"), and ________, a ________, as Trustee ("Trustee").

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its junior subordinated debt securities or other evidences of indebtedness to be issued in one or more series (the "Securities"), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture. Such authorization includes provision for, without limitation, Securities of a series issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each an "Omnicom Trust," and collectively the "Omnicom Trusts") of preferred interests in such Trusts, having the rights provided for in such Trusts (the "Trust Preferred Securities") and common interests in such Trusts, having the rights provided for in such Trusts (the "Trust Common Securities," and collectively with the Trust Preferred Securities, the "Trust Securities") by the related Amended and Restated Trust Agreement and this Indenture; to be authenticated by the Trustee. The Company has duly authorized the execution of this Indenture to provide the terms and conditions upon which these Securities are to be authenticated, issued and delivered.

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1 Definitions.

      "Additional Interest" means such interest as shall accrue on interest due and not paid on the applicable interest payment date of any Series of Securities held by an Omnicom Trust, accruing at the rate specified for such Series in accordance with the terms specified in such Security.

      "Additional Tax Sums" has the meaning specified in Section 5.7.

      "Administrative Trustee" means, in respect of any Omnicom Trust, each Person identified as an "Administrative Trustee" in the related Trust Agreement, solely in such Person's capacity as Administrative Trustee of such Omnicom Trust under such Trust Agreement and not in such Person's individual capacity, or any successor administrative trustee appointed as therein provided.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

      "Agent" means any Registrar, Paying Agent or Service Agent.

      "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate (and delivered to the Trustee, if appropriate).

      "Business Day" means, unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

      "Capital Stock" means shares of capital stock of any class of any corporation whether now or hereafter authorized regardless of whether such capital stock shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up.

      "Company" means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

      "Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

      "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

      "Debt" of any person as of any date means, without duplication, all indebtedness of such person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments.

      "Default" means any event which is, or with the passage of time or giving of notice or both would be, an Event of Default.

      "Delaware Trustee" means, in respect of any Omnicom Trust, the natural person who is resident in Delware, or, if not if not a natural person, the entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, as identified as the "Delaware Trustee" in the related Trust Agreement, solely in its capacity as Delaware Trustee of such Omnicom Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as therein provided.

      "Depositary" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company, which Depositary shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depositary" as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.

      "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 7.2.

      "Distribution" means, with respect to the Trust Securities issued by an Omnicom Trust, amounts payable in respect to such Trust Securities as provided in the related Trust Agreement and referred to therein as "Distributions."

      "Dollars" means the currency of The United States of America.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

      "Holder" or "Securityholder" means a person in whose name a Security is registered.

      "Indenture" means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

      "interest" with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

      "Investment Company Event" means in respect of an Omnicom Trust, the receipt by the Company and an Omnicom Trust of an opinion of counsel, as provided in the related Trust Agreement and referred to therein as a "1940 Act Opinion," to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of a law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), such Omnicom Trust is or will be considered an investment company that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Trust Preferred Securities of such Omnicom Trust.

      "Majority in Liquidation Amount" means, except as provided in the terms of the Trust Preferred Securities or by the TIA, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, holders of outstanding Trust Preferred Securities or holders of outstanding Trust Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class. In determining whether the Holders of the requisite amount of Securities have voted, Securities which are owned by the Company or any Affiliate of the Company or any other obligor on the Securities shall be disregarded for the purpose of any such determination.

      "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

      "1940 Act" means the Investment Company Act of 1940, as amended.

      "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

      "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

      "Omnicom Guarantee" means the guarantee by the Company of distributions on the Trust Preferred Securities of an Omnicom Trust to the extent provided in a Guarantee Agreement (as defined in the related Trust Agreement).

      "Omnicom Trust" and "Omnicom Trusts" each have the meaning specified in the recitals to this Indenture.

      "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

      "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon declaration pursuant to Section 7.1.

      "person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Tax Sums in respect of, the Security.

      "Property Trustee" means, in respect of any Omnicom Trust, the commercial bank or trust company identified as the "Property Trustee" in the related Trust Agreement, solely in its capacity as Property Trustee of such Omnicom Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

      "Responsible Officer" means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Indebtedness" means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred or created:

            (a) all indebtedness of the Company for money borrowed (including any indebtedness secured by a conditional sales contract, mortgage or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or (ii) existing on property at the time of acquisition thereof);

            (b) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money otherwise than pursuant to this Indenture;

            (c) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

            (d) all indebtedness of others of the kinds described in either of the preceding clause (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the

      Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise;

            (e) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) and (d) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d); unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to, or is pari passu with, the Securities. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) any indebtedness or lease obligation of any kind of the Company to any Subsidiary of the Company or (ii) any Omnicom Guarantee of Trust Securities, which shall rank equally with and not prior to the Securities in right of payment;

            (f) all subordinated debt securities issued under any subordinated debt indenture, except for any series of subordinated debt securities that by its terms is subordinated to, or ranks on an equal basis with, junior subordinated debt securities; and

            (g) the Company's 4 1/4% Convertible Subordinated Debentures due 2007, and the Company's 2 1/4% Convertible Subordinated Debentures due 2013.

      "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and
2.2 hereof.

      "Significant Subsidiary" means (i) any direct or indirect Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof, or (ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

      "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, as such date may shortened or extended as provided pursuant to the terms of such Security and this Indenture.

      "Subsidiary" of any specified person means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

      "Tax Event" means the receipt by the Company and an Omnicom Trust of a Tax Event Opinion (as defined in the relevant Trust Agreement) to the effect that, as a result of (a) any amendment to, or change in or any announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) as a result of any official administrative written decision or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities of such Omnicom Trust, there is more than an insubstantial risk that (i) the Omnicom Trust is, or will be within 90 days after the date of such Tax Event Opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding Series of Securities issued by the Company to such Omnicom Trust,
(ii) interest payable by the Company on such corresponding Series of Securities is not, or will not be within 90 days of the date of such Tax Event Opinion, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Omnicom Trust is, or will be within 90 days after the date of such Tax Event Opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "Trust Agreement" means the Trust Agreement, as may be amended from time to time, governing any Omnicom Trust, whether now existing or created in the future, which purchased the Securities of any Series in each case.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time, and as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

      "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

      "Trust Common Securities" has the meaning specified in the recitals to this Indenture.

      "Trust Preferred Securities" has the meaning specified in the recitals to this Indenture.

      "Trust Securities" has the meaning specified in the recitals to this Indenture.

      "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.

      Section 1.2 Other Definitions.

      TERM                                               DEFINED IN SECTION

      "Bankruptcy Law"                                   7.1
      "Custodian"                                        7.1
      "Event of Default"                                 7.1
      "Extension Period"                                 2.14
      "Journal"                                          11.15
      "Judgment Currency"                                11.16
      "Legal Holiday"                                    11.7
      "mandatory sinking fund payment"                   12.1
      "Market Exchange Rate"                             11.15
      "New York Banking Day"                             11.16
      "optional sinking fund payment"                    12.1
      "Paying Agent"                                     2.4
      "Registrar"                                        2.4
      "Service Agent"                                    2.4
      "successor person"                                 6.1

      Section 1.3 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Securityholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the Securities means the Company and any successor obligor upon the Securities.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

      Section 1.4 Rules of Construction.

      Unless the context otherwise requires:

            (a) a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

            (c) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

            (d) "or" is not exclusive;

            (e) words in the singular include the plural, and in the plural include the singular; and

            (f) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES

      Section 2.1 Issuable in Series.

      The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers' Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

      Section 2.2 Establishment of Terms of Series of Securities.

      At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.22) by a Board Resolution, a supplemental indenture or an Officers' Certificate pursuant to authority granted under a Board Resolution:

            2.2.1 the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

            2.2.2 the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

            2.2.3 any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 10.6);

            2.2.4 the date or dates on which the principal of the Securities of the Series is payable;

            2.2.5 the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable, any regular record date for the interest payable on any interest payment date and the right of the Company to defer or extend an interest payment date;

            2.2.6 the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

            2.2.7 if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

            2.2.8 the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

            2.2.9 the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

            2.2.10 if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

            2.2.11 whether the Securities will be issuable as Global Securities;

            2.2.12 if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 7.2;

            2.2.13 the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

            2.2.14 any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.2;

            2.2.15 any addition to or change in the covenants set forth in
Article V or VI which applies to Securities of the Series;

            2.2.16 any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 10.1, but which may modify or delete any provision of this Indenture insofar as it applies to such Series);

            2.2.17 any depositaries, interest rate calculation agents, or other agents with respect to Securities of such Series if other than those appointed herein;

            2.2.18 the form of the related Trust Agreement and Omnicom Guarantee, if applicable;

            2.2.19 any additional provisions relating to defeasance of the Securities;

            2.2.20 whether and under what circumstances the Company will pay Additional Tax Sums as contemplated by Section 5.7 on the Securities of the Series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Tax Sums (and the terms of any such option);

            2.2.21 the form and terms of any guarantees of the Securities and the terms and conditions, if any, upon which any guarantees thereof shall be subordinated in right of payment to other indebtedness of the Company or any guarantor; and

            2.2.22 if and as applicable, the terms of any right to exchange for or convert Securities of the Series into shares of common stock of the Company or other securities or property.

      All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers' Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers' Certificate.

      The Securities of each Series shall be in substantially the form set forth in Exhibit A to this Indenture, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any Series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.3 for the authentication and delivery of such Securities.

      The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

      Section 2.3 Execution and Authentication.

      Two Officers shall sign the Securities for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

      A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

      The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers' Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers' Certificate.

      The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.2, except as provided in
Section 2.8.

      Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 8.2) shall be fully protected in relying on:
(a) the Board Resolution, supplemental indenture hereto or Officers' Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers' Certificate complying with Section 11.4, and (c) an Opinion of Counsel complying with Section 11.4.

      The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

      Section 2.4 Registrar and Paying Agent.

      The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served ("Service Agent"). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent.

      The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

      Section 2.5 Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

      The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

      Section 2.6 Securityholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

      Section 2.7 Transfer and Exchange.

      Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 10.6).

      Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or
(b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

      Section 2.8 Mutilated, Destroyed, Lost and Stolen Securities.

      If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

      Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.9 Outstanding Securities.

      The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

      If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

      A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

      In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2.

      Section 2.10 Treasury Securities.

      In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

      Section 2.11 Temporary Securities.

      Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

      Section 2.12 Cancellation.

      The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

      Section 2.13 Defaulted Interest.

      If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

      Section 2.14 Deferrals of Interest Payment Dates.

      If specified as contemplated by Section 2.2 with respect to the Securities of a particular Series, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such Series, from time to time to defer the payment of interest on such Securities in the manner and for such period or periods as may be specified as contemplated by Section 2.2 (each, an "Extension Period") during which Extension Periods the Company shall have the right to make partial payments of interest on any interest payment date. No Extension Period shall end on a date other than an interest payment date or extend beyond the Stated Maturity. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest or other interest thereon, if any, at the rate specified for the Securities of such Series to the extent permitted by applicable law).

      During any Extension Period, the Company shall not make any distributions with respect to any of its Capital Stock, including dividends, redemptions, repurchases, liquidation payments or guarantee payments. In addition, the Company shall not make any payment, redeem or repurchase any debt securities issued by the Company which rank pari passu with or junior to the Securities or make any guarantee payments on any such debt securities of its subsidiaries, (i) if at such time the Company shall have given notice of its election of an Extension Period, as provided in this Section 2.14, and such

Extension Period shall be continuing or (ii) if at such time an Event of Default with respect to the Securities shall have occurred and be continuing; provided, however, that notwithstanding the foregoing, the Company may make the following types of distributions: (a) dividends or distributions in common stock of the Company; (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of any Capital Stock of any class or series under such plan in the future, or the redemption or repurchase of any rights pursuant thereto; (c) payments under any Omnicom Guarantee relating to the Trust Preferred Securities issued by the Omnicom Trust holding the Securities of such Series; (d) repurchases, redemptions or other acquisitions of Capital Stock of the Company in connection with any of the Company's benefit plans or other similar arrangements with or for the benefit of its employees, officers, directors, consultants or advisors, and (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged.

      Prior to the termination of any Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such further extensions of that Extension Period, shall not exceed twenty (20) consecutive quarters. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional interest then due, the Company may select a new Extension Period, subject to the limitations and requirements of this Section 2.14.

      Upon the termination of any Extension Period, which termination shall be on an interest payment date, the Company shall pay all installments of interest as are not paid during any Extension Period, plus Additional Interest thereon, on the next succeeding interest payment date to the Holder of such Security fifteen days prior to the next succeeding interest payment date; provided that all such payments payable at Stated Maturity or on any redemption date will be paid to the person or persons to whom principal is payable.

      If the Property Trustee is not the sole Holder of a Series of Securities, the Company shall give the Holders of such Series notice of the selection of an Extension Period ten business days prior to the earlier of either (a) the regular record date for the interest payment on which the Extension Period is to commence or relating to the interest payment on which an Extension Period that is being extended would otherwise terminate; or (b) the date the Company is required to give notice to the applicable self-regulatory organization or to the Holders of such Securities, but in any event at least two business days before such record date; provided, however, if the Property Trustee is the sole Holder of a Series of Securities, the Company shall give to the Property Trustee such notice one business day prior to the earlier of either (x) the date described in clause (a) above or (y) the date an Omnicom Trust is required to give notice to the applicable self-regulatory organization or to the holder of such Trust Preferred Securities on the record date or the date such distribution is payable, but in any event not less than one business day prior to such record date. Notwithstanding the foregoing, the Company shall cause the Omnicom Trust, corresponding to the Series of Securities for which an Extension Period is to be announced, to give notice of the Company's selection of such Extension Period to holders of the Trust Preferred Securities of such Trust, and the month in which any such notice is given shall constitute the first month of the first quarter of the twenty (20) consecutive quarters which comprise the maximum Extension Period.

      At any time the foregoing notices are given to the Trustee, the Company shall give the Paying Agent for the Securities such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Securities.

      Section 2.15 Right of Set-Off.

      With respect to the Securities of a Series issued to an Omnicom Trust, notwithstanding anything to the contrary in this Indenture (but subject to the last paragraph of Section 7.3), the Company shall have the right to set off any payment it is otherwise required to make thereunder in respect of any such Security to the extent the Company has theretofore made, or is concurrently on the date of such payment making, such payment under the Omnicom Guarantee relating to such Security or under Section 7.4.

      Section 2.16 Shortening or Extension of Stated Maturity.

      If specified as contemplated by Section 2.2 with respect to the Securities of a particular Series, the Company shall have the right to (i) shorten the Stated Maturity of the principal of the Securities of such Series at any time to any date not earlier than the first date on which the Company has the right, if any, to redeem the Securities of such Series, and (ii) extend the Stated Maturity of the principal of the Securities of such Series at any time at its election for one or more periods, all in accordance with such terms as are specified as contemplated by Section 2.2.

      Section 2.17 Global Securities.

            2.17.1 Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officers' Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

            2.17.2 Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

      Except as provided in this Section 2.17.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

            2.17.3 Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

            "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary."

            2.17.4 Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

            2.17.5 Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

            2.17.6 Consents, Declaration and Directions. Except as provided in
Section 2.17.5, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

      Section 2.18 CUSIP Numbers.

      The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   REDEMPTION

      Section 3.1 Notice to Trustee.

      The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 45 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

      Section 3.2 Selection of Securities to be Redeemed.

      Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers' Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

      Section 3.3 Notice of Redemption.

      Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers' Certificate, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

      The notice shall identify the Securities of the Series to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) the name and address of the Paying Agent;

            (d) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (e) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and

            (f) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

      Section 3.4 Effect of Notice of Redemption.

      Once notice of redemption is mailed as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

      Section 3.5 Deposit of Redemption Price.

      On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

      Section 3.6 Securities Redeemed in Part.

      Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                           SUBORDINATION OF SECURITIES

      Section 4.1 Agreement of Subordination.

      The Company covenants and agrees, and each holder of Securities issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article IV; and each person holding any Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

      The payment of the principal of, premium, if any, and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

      No provision of this Article IV shall prevent the occurrence of any default or Event of Default hereunder.

      Section 4.2 Payments to Securityholders.

      In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or premium, if any, or interest on the Securities, except payments made pursuant to Article IX hereof or defeasance, which as contemplated by Section 2.2 may be provided for in a supplemental indenture, from monies deposited with the Trustee pursuant thereto prior to the happening of such default.

      Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Securities (except payments made pursuant to Article IX hereof or defeasance, which as contemplated by Section 2.2 may be provided for in a supplemental indenture, from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article IV, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee. By reason of such subordination, in the event of the Company's dissolution, holders of Senior Indebtedness may receive more, ratably, and Holders of the Securities may receive less, ratably, than the other creditors of the Company.

      In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

      For purposes of this Article IV, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article IV with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and
(ii) the rights of the holders of the Senior Indebtedness (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article VI hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VI hereof. Nothing in this Section 4.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.7.

      Section 4.3 Subrogation of Securities.

      Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this
Article IV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

      Nothing contained in this Article IV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article IV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of Section 8.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

      Section 4.4 Authorization by Securityholders.

      Each holder of a Security by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article IV and appoints the Trustee his attorney-in-fact for any and all such purposes.

      Section 4.5 Notice to Trustee.

      The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article IV.

      Notwithstanding the provisions of this Article IV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article IV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the

Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than three business days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

      Notwithstanding anything to the contrary herein set forth, nothing shall prevent any payment by the Company or the Trustee to the Securityholders of monies (A) in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article III or Section 9.1 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the date fixed for redemption.

      The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article IV, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

      Section 4.6 Trustee's Relation to Senior Indebtedness.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 8.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

      Section 4.7 No Impairment of Subordination.

      No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Section 4.8 Certain Conversions Deemed Payment.

      For the purposes of this Article IV only, (1) the issuance and delivery of junior securities upon any conversion of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 4.8, the term "junior securities" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.

      Section 4.9 Senior Indebtedness Entitled to Rely.

      The holders of Senior Indebtedness shall have the right to rely upon this
Article IV, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                   ARTICLE V

                                    COVENANTS

      Section 5.1 Payment of Principal and Interest.

      The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

      Section 5.2 SEC Reports.

      The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

      Section 5.3 Compliance Certificate.

      The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

      The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

      Section 5.4 Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

      Section 5.5 Corporate Existence.

      Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents of each Significant Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Significant Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

      Section 5.6 Taxes.

      The Company shall, and shall cause each of its Significant Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

      Section 5.7 Additional Tax Sums.

      In the case of the Securities of a Series issued to an Omnicom Trust, so long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Section 2.2, the Company will be required to pay to any Omnicom Trust which is the registered holder of any such Securities, (or its permitted successor or assign under the related Trust Agreement) any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on such Trust, so that the net amounts received and retained by that Trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed (the "Additional Tax Sums"). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such reference shall be deemed to include payment of the Additional Tax Sums provided for in this Section 5.7 to the extent that, in such context, Additional Tax Sums are, were or would be payable in respect thereof pursuant to the provisions of this Section, and express reference to the payment of Additional Tax Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Tax Sums in those provisions hereof where such express reference is not made; provided, however, that the deferral of the payment of interest pursuant to Section 2.14 or pursuant to the Securities shall not defer the payment of any Additional Tax Sums that may be then due and payable.

      Section 5.8 Additional Covenants.

            5.8.1 The Company covenants and agrees with each Holder of Securities of a Series issued to an Omnicom Trust that if:

            (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and (b) in respect of which the Company shall not have taken reasonable steps to cure;

            (ii) the Company shall be in default with respect to its payment of any obligations under the related Omnicom Guarantee; or

            (iii) the Company shall have given notice of its election to begin an Extension Period as provided in Section 2.14 and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing;

then at such time the Company shall not:

            (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's Capital Stock, or

            (y) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to the Securities of such Series or make any guarantee payments with respect to any Omnicom Guarantee or other guarantee by the Company of debt securities of any Subsidiary that by its terms ranks on a parity with or junior to the Securities of such Series; provided, however, that clauses (x) and (y) of this Section 5.8.1 shall not be deemed to include or apply to (a) dividends or distributions in common stock of the Company; (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of any Capital Stock of any class or series under such plan in the future, or the redemption or repurchase of any rights pursuant thereto; (c) payments under any Omnicom Guarantee relating to the Trust Preferred Securities issued by the Omnicom Trust holding the Securities of such Series; (d) repurchases, redemptions or other acquisitions of Capital Stock of the Company in connection with any of the Company's benefit plans or other similar arrangements with or for the benefit of its employees, officers, directors, consultants or advisors, and (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged.

            5.8.2 The Company also covenants with each holder of Securities of a Series issued to an Omnicom Trust (i) to maintain directly or indirectly 100% ownership of the Trust Common Securities of such Omnicom Trust; provided, however, that any permitted successor to or assignee of the Company hereunder may succeed to the Company's ownership of such Trust Common Securities, (ii) not to voluntarily terminate, wind up or liquidate such Omnicom Trust, except (a) in connection with a prepayment in full of the Securities or a distribution of the Securities of such Series to the holders of Trust Preferred Securities in liquidation of such Omnicom Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the relevant Trust Agreement and
(iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Omnicom Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes.

      Section 5.9 Calculation of Original Issue Discount.

      The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE VI

                                   SUCCESSORS

      Section 6.1 When Company May Merge, Etc.

      The Company shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a "successor person"), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless:

            (a) the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company's obligations on the Securities and under this Indenture;

            (b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

            (c) in the case of Securities of a Series issued to an Omnicom Trust, such consolidation, merger, conveyance, transfer or lease is permitted under the relevant Trust Agreement and the Omnicom Guarantee and does not give rise to any breach or violation of such Trust Agreement or Omnicom Guarantee.

      The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

      Section 6.2 Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Securities.

                                  ARTICLE VII

                              DEFAULTS AND REMEDIES

      Section 7.1 Events of Default.

      "Event of Default," wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

            (a) default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days, subject to the deferral of any due date in the case of an Extension Period (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such period of 30 days), whether or not such payment is permitted under Article IV hereof; or

            (b) default in the payment of the principal, and premium if any, of any Security of that Series when such payment becomes due and payable, at its Maturity, upon redemption, by acceleration or otherwise, whether or not such payment is permitted under Article IV hereof; or

            (c) default in the deposit of any sinking fund payment, when due in respect of any Security of that Series; or

            (d) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (e) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (iv) makes a general assignment for the benefit of its creditors, or

            (v) generally is unable to pay its debts as the same become due; or

            (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

            (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of its property, or

            (iii) orders the liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or

            (g) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with Section 2.2.14.

      The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      Section 7.2 Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default as to the Company referred to in Section 7.1(e) or (f)) then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 7.1(e) or (f) shall occur as to the Company, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Notwithstanding anything to the contrary in this Indenture, in the case of the Securities of a Series issued to an Omnicom Trust, if upon an Event of Default, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such Series fail to declare the principal of all the Securities of that Series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities of the corresponding Omnicom Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee.

      At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

            (i) all overdue interest, if any, on all Securities of that Series,

            (ii) the principal of any Securities of that Series have become due otherwise than by such declaration of and interest thereon at the rate or rates therefor in such Securities,

            (iii) to the extent that payment of such interest is, interest upon any overdue principal and overdue at the rate or rates prescribed therefor in such, and

            (iv) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, and advances of the Trustee, its agents and employees;

and

            (b) all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

      In the case of Securities issued to an Omnicom Trust, if the Holders of such Securities fail to rescind and annul such declaration and waive such default as provided in clauses (a) and (b) of this Section 7.2, the holders of a Majority in Liquidation Amount of the Trust Preferred Securities and Trust Common Securities of the corresponding Omnicom Trust shall have such rights pursuant to the requirements and waivers set forth in Section 7.13 of this Indenture; provided, however, that each holder of Trust Common Securities will be deemed to have waived any default and all defaults with respect to the Trust Common Securities and the consequences thereof until all defaults with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated.

      No such rescission shall affect any subsequent Default or impair any right consequent thereon.

      If the Trustee, any Holder of Securities, or any holder of Trust Preferred Securities of a corresponding Omnicom Trust, has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason (including rescission or annulment under Section 7.2), or has been determined adversely to the Trustee, such Holder of Securities or such holder of corresponding Trust Preferred Securities, then and in every such case, the Company, the Trustee, such Holder of Securities of such Series (or of all of the Securities, as the case may be) or such holder of corresponding Trust Preferred Securities, as the case may be, shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, such Holder of Securities, or such holder of corresponding Trust Preferred Securities shall continue as though no such proceeding had been instituted.

      Section 7.3 Collection of Indebtedness and Suits for Enforcement by Trustee; Direct Action.

      The Company covenants that, subject to the deferral of any due date in the case of an Extension Period, if:

            (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default for a period of 30 days, or

            (b) default is made in the payment of principal of any Security at the Maturity thereof, or

            (c) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

      If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      In the case of Securities of a Series issued to an Omnicom Trust, any holder of the corresponding Trust Preferred Securities issued by such Omnicom Trust shall have the right, upon the occurrence of an Event of Default described in Section 7.1(a) and (b) above, to institute a suit directly against the Company (a "Direct Action") for enforcement of payment to such holder of principal of (including premium, if any) and interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate liquidation amount of such Trust Preferred Securities of the corresponding Series held by such holder. Notwithstanding any payments made to a holder of such Trust Preferred Securities by the Company pursuant to a Direct Action initiated by such holder, the Company shall remain obligated to pay the principal of or interest due on the Securities, and the Company shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

      Section 7.4 Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any

Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 7.5 Trustee May Enforce Claims Without Possession of Securities.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

      Section 7.6 Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      First: To the payment of all amounts due the Trustee under Section 8.7;

      Second: Subject to the provisions of Article IV, in case the principal of the outstanding Securities shall not have become due and be unpaid, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Securities, such payments to be made ratably to the persons entitled thereto;

      Third: Subject to the provisions of Article IV, in case the principal of the outstanding Securities shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities; and in case such money shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

      Fourth: Subject to the provisions of Article IV, to the Company or any other person lawfully entitled thereto.

      Section 7.7 Limitation on Suits.

      No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

            (b) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

      Section 7.8 Unconditional Right of Holders to Receive Principal and Interest.

      Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      Section 7.9 Restoration of Rights and Remedies.

      If the Trustee, any Holder of Securities, or any holder of Trust Preferred Securities of a corresponding Omnicom Trust, has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason (including rescission or annulment under Section 7.2), or has been determined adversely to the Trustee, such Holder of Securities or such holder of corresponding Trust Preferred Securities, then and in every such case, the Company, the

Trustee, such Holder of Securities of such Series (or of all of the Securities, as the case may be) or such holder of corresponding Trust Preferred Securities, as the case may be, shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, such Holder of Securities, or such holder of corresponding Trust Preferred Securities shall continue as though no such proceeding had been instituted.

      Section 7.10 Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 7.11 Delay or Omission Not Waiver

      Except as provided in the last paragraph of Section 7.3 concerning the right to Direct Action, no delay or omission of the Trustee, of any Holder of any Securities or of any holder of corresponding Trust Preferred Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Holders of any Securities or the holders of the corresponding Trust Preferred Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders of any Securities or the holders of the corresponding Trust Preferred Securities, as the case may be.

      Section 7.12 Control by Holders of Securities and Holders of Trust Preferred Securities.

      The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

            (a) such direction shall not be in conflict with any rule of law or with this Indenture,

            (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (c) subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

      For so long as any Trust Preferred Securities remain outstanding, the Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a Holder of Securities under this Indenture. If an Event of Default occurs and is continuing, the Property Trustee may, for the benefit of the holders of the Trust Preferred Securities of the Omnicom Trust with such Event of Default, enforce its rights as Holder of the Securities, subject to the rights of the holders of such Trust Preferred Securities pursuant to the Trust Agreement and the terms of such Trust Preferred Securities.

      Section 7.13 Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the outstanding Securities of any Series, and the holders of at least a Majority in Liquidation Amount of the corresponding Trust Preferred Securities issued by an Omnicom Trust, or alternatively (as provided in Section 2.6 of the Trust Agreement) of the corresponding Trust Common Securities issued by an Omnicom Trust, may on behalf of the Holders of all the Securities of such Series or on behalf of each such securities of such Trust (as the case may be) waive any past Event of Default hereunder with respect to such Series or each such securities of such Trust and its consequences, except an Event of Default in the payment of the principal of or interest on any Security of such Series or such Trust or an Event of Default in a covenant or provision which may not be modified or amended without the consent of each holder of such Securities of the affected Series or Trust (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series, or Majority in Liquidation Amount of the corresponding Trust Preferred Securities or of the corresponding Trust Common Securities issued to such Omnicom Trust (as provided in Section 2.6 of the Trust Agreement), may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration with respect to such Series or the securities of such Trust); and provided, further, each holder of Trust Common Securities will be deemed to have waived any Event of Default and all Events of Default with respect to the Trust Common Securities and the consequences thereof until all Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until such Events of Default with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities.

      Upon any such waiver by Holders of Securities or holders of corresponding Trust Preferred Securities or corresponding Trust Common Securities, such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon. Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such Series or, in the case of a waiver by holders of Trust Preferred Securities or Trust Common Securities (as the case may be, as provided in this Section and Section 2.6 of the amended Trust Agreement) issued by such Omnicom Trust, on behalf of the holders of Trust Preferred Securities or Trust Common Securities issued by such Omnicom Trust.

      Section 7.14 Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security, on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

                                  ARTICLE VIII

                                     TRUSTEE

      Section 8.1 Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) This paragraph does not limit the effect of paragraph (b) of this Section.

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

            (h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

      Section 8.2 Rights of Trustee.

            (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

      Section 8.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 8.10 and 8.11.

      Section 8.4 Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

      Section 8.5 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

      Section 8.6 Reports by Trustee to Holders.

      Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA ss. 313.

      A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

      Section 8.7 Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

      The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

      To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      In addition, the Company shall pay the fees and expenses of the Delaware Trustee and the Property Trustee.

      Section 8.8 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:

            (a) the Trustee fails to comply with Section 8.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 8.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

      Section 8.9 Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided the successor corporation complies with the TIA provisions of Section 8.10.

      Section 8.10 Eligibility; Disqualification.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

      Section 8.11 Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE IX

                           SATISFACTION AND DISCHARGE

      Section 9.1 Satisfaction and Discharge of Indenture.

      This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 9.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

            (a) either

            (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

            (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                  (1) have become due and payable, or

                  (2) will become due and payable at their Stated Maturity
            within one year, or

                  (3) are to be called for redemption within one year under
            arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;

            (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 9.1, 9.2 and 9.3 shall survive.

      Section 9.2 Application of Trust Funds; Indemnification.

      All money deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments.

      Section 9.3 Repayment to Company.

      The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE X

                             AMENDMENTS AND WAIVERS

      Section 10.1 Supplemental Indentures Without Consent of Holders.

      The Company and the Trustee may amend or supplement this Indenture, any supplemental Indenture or the Securities of one or more Series without the consent of any Securityholder:

            (a) to cure any ambiguity, defect or inconsistency;

            (b) to comply with Article VI;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (d) to make any change that does not adversely affect the rights of any Securityholder;

            (e) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

            (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

            (g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that no such action shall adversely affect the interest of the Holders of Securities of any Series in any material respect or, in the case of the Securities of a Series issued to an Omnicom Trust and for so long as any of the corresponding Trust Preferred Securities issued by such Omnicom Trust shall remain outstanding, the interests of the holders of such Trust Preferred Securities.

      Section 10.2 Supplemental Indentures With Consent of Holders.

      The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in
Section 7.13, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

      However, in the case of the Securities of a Series issued to an Omnicom Trust, so long as any of the corresponding Trust Preferred Securities or Trust Common Securities issued by such Omnicom Trust remain outstanding, (i) no amendment or provision in this Indenture or any supplemental indenture shall be made that adversely affects the holders of such Trust Preferred Securities or holders of such Trust Common Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default with respect to such Trust Preferred Securities or Trust Common Securities or compliance with any covenant with respect to such securities under this Indenture shall be effective, without the prior consent of the holders of at least a Majority in Liquidation Amount of the corresponding Trust Preferred Securities or the corresponding Trust Common Securities then outstanding unless and until the principal (and premium, if any) of such Trust Preferred Securities and Trust Common Securities and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full, and (ii) no amendment shall be made to Section 7.3 of this Indenture that would impair the rights of the holders of such Trust Preferred Securities provided therein or to any Section of this Indenture that requires the consent of each holder of such Trust Preferred Securities or the consent of each holder of Trust Common Securities, without the prior consent of each holder of the corresponding Trust Preferred Securities or corresponding Trust Common Securities then outstanding, unless and until the principal (and premium, if any) of such Trust Preferred Securities or of such Trust Common Securities and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full; provided, however, the Trust Common Securities shall have no such rights of consent as herein provided until after all Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated, and until after the Property Trustee has obtained an opinion from independent tax counsel experienced in such matters that the amendment or change shall not be a Tax Event.

      It shall not be necessary for the consent of the Holders of Securities, the holders of corresponding Trust Preferred Securities or the holders of the corresponding Trust Common Securities under this Section 10.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities or the holders of corresponding Trust Preferred Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

      A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular Series of Securities or corresponding Trust Preferred Securities or corresponding Trust Common Securities issued by a particular Omnicom Trust, or which modifies the rights of Holders of Securities of such Series or holders of corresponding Trust Preferred Securities or holders of corresponding Trust Common Securities of such Trust with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other Series or holders of Trust Preferred Securities or holders of Trust Common Securities of any other Trust.

      Section 10.3 Limitations.

      Without the consent of each Securityholder affected, an amendment or waiver may not:

            (a) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the rate of or change the time for payment of interest (including default interest) on any Security;

            (c) reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

            (d) reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;

            (e) waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

            (f) make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;

            (g) make any change in Sections 7.8 or 7.13, or this Section 10.3;
      or

            (h) waive a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any Securities.

      Section 10.4 Compliance with Trust Indenture Act.

      Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

      Section 10.5 Revocation and Effect of Consents.

      Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

      Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 10.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

      Section 10.6 Notation on or Exchange of Securities.

      The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

      Section 10.7 Trustee Protected.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

      Section 11.2 Notices.

      Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

         (a)  if to the Company:

              Omnicom Group Inc.
              437 Madison Avenue
              New York, New York  10022
              Attention:_________________________

         (b)  if to the Trustee:

              [Name of Trustee]
              [Address]
              ___________________________________
              ___________________________________
              Attention:_________________________

      The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

      If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

      If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

      Section 11.3 Communication by Holders with Other Holders.

      Securityholders of any Series may communicate pursuant to TIA ss. 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

      Section 11.4 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      Section 11.5 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      Section 11.6 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

      Section 11.7 Legal Holidays.

      Unless otherwise provided by Board Resolution, Officer's Certificate or supplemental indenture for a particular Series, a "Legal Holiday" is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      Section 11.8 No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

      The waiver and release are part of the consideration for the issue of the Securities.

      Section 11.9 Counterparts.

      This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 11.10 Governing Laws.

      THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

      Section 11.11 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 11.12 Successors.

      All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 11.13 Severability.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11.14 Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE XII

                                  SINKING FUNDS

      Section 12.1 Applicability of Article.

      The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

      The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2.

      Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

      Section 12.2 Satisfaction of Sinking Fund Payments with Securities.

      The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

      Section 12.3 Redemption of Securities for Sinking Fund.

      Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers' Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified.

      Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                      OMNICOM GROUP INC.

                                      By: ________________________________
                                      Name:
                                      Its:

Attest:
___________________________
                                      [NAME OF TRUSTEE]

                                      By: ________________________________
                                      Name:
                                      Its:

                                                                       EXHIBIT A

Junior Subordinated Debt Security

                            Form of Face of Security

                                [Title of Series]

  [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                                                                         [CUSIP]

No._________

$___________

      OMNICOM GROUP INC, a New York corporation (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________, or registered assigns, the principal sum of
______________________ Dollars on ___________, ____. The Company further promises to pay to the registered Holder hereof as hereinafter provided:

      a) and to pay interest thereon (subject to deferral as set forth herein) from _______________ or from the most recent interest payment date to which interest has been paid] or duly provided for, [semi-annually on _________________ and _________________ in each year] [If other than semi-annual payments, insert frequency of payments and payment dates], commencing _______________, at [If the Security is to bear interest at a fixed rate, insert -- the rate of ___% per annum, set forth below] [If the Security is to bear interest at a variable or floating rate and if determined with reference to an index, refer to description of index below] until the principal hereof is paid or made available for payment [if applicable, insert -- and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest; plus

      b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on interest payment that is not made on the applicable interest payment date, which shall accrue at the rate per annum specified in the title of this Security, compounded semiannually.

      The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more predecessor securities) is registered at the close of business on the [regular] record date (the "Record Date"), as described below, for such interest. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such [regular] record date and may either be paid to the person in whose name this Security (or one or more predecessor securities) is registered at the close of business on a [special] record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such [special] record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture).

      The Record Date shall be the Business Day next preceding the interest payment date, unless this Security is registered to a holder other than the Property Trustee or a nominee of [The Depository Trust Company], in which case the Record Date at least fifteen days prior to such interest payment date or, if such day is not a Business Day, then the Business Day next preceding such day. This Security may be presented for payment of principal and interest at the principal corporate trust office of ________, as paying agent for the Company, maintained for that purpose in ______________________; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Securities of this Series or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register, provided that proper transfer instructions have been received by the Record Date. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

      So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security from time to time to defer payment of interest on this Security, for up to __ consecutive [semiannual][quarterly] interest payment periods with respect to each deferral period (each an "Extension Period"), [during which Extension Periods the Company shall have the right to make partial payments of interest on any interest payment date]; provided, however, that no Extension Period shall end on a date other than an interest payment date or extend beyond ________. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (together with any Additional Interest thereon to the extent permitted by applicable law, and Additional Tax Sums, if applicable). During any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes common stock and preferred stock) or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior to this Security or make any guarantee payments with respect to any Omnicom Guarantee or other guarantee by the Company of the debt securities of any Subsidiary of the Company that by its terms ranks on a parity with or junior to this Security (other than (a) dividends or distributions in common stock; (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of any Capital Stock of any class or series under such plan in the future, or the redemption or repurchase of any rights pursuant thereto; (c) payments under any Omnicom Guarantee relating to the Trust Preferred Securities issued by the Omnicom Trust holding the Securities of such Series; (d) repurchases, redemptions or other acquisitions of Capital Stock in connection with any of the Company's benefit plans or other similar arrangements with or for the benefit of its employees, officers, directors, consultants or advisors, and (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). (Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, however, that no Extension Period shall exceed __ consecutive [semiannual][quarterly] periods or extend beyond __________. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (together with any Additional Interest and Additional Tax Sums, if applicable) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. If the Property Trustee is the only registered holder of the Securities of this series, the Company shall give written notice to the Property Trustee and the Trustee of its election to begin or extend any Extension Period at least one Business Day prior to the earlier of (i) the regular Record Date relating to the interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Trust Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of such Trust Securities. If the Property Trustee is not the only holder of the Securities of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Securities of this series and the Trustee written notice of its election to begin or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the regular Record Date relating to the interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Securities of this series.

      This Security is issued pursuant to an Indenture, dated as of ________, between the Company, as issuer, and ________, as trustee, as supplemented by a supplemental indenture dated as of ________ (as further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "Holder" or "Holders" meaning the registered holder or registered holders) of the Junior Subordinated Debt Securities of this series. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Security, the Holder hereof agrees to be bound by the provisions of the Indenture.

      [If the Securities are floating or adjustable rate securities with respect to which the principal of or any premium or interest may be determined with reference to an index, insert the text of the floating or adjustable rate provision.]

      The indebtedness of the Company evidenced by this Security, including the principal thereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to holders of Senior Indebtedness of the Company and each Holder of this Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      The Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said state.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                      OMNICOM GROUP INC.

                                      By: ________________________________

Attest:
__________________________

                 Form of Trustee's Certificate of Authentication

      The Trustee's certificate of authentication shall be in substantially the following form:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            ____________________________________
                                                                      As Trustee

                                            By: ________________________________
                                                              Authorized Officer

                          Form of Reverse of Security.

                               OMNICOM GROUP INC.

                                [Title of Series]

      This Security is one of a duly authorized issue of securities of the Company, designated as its ________ due _____ (herein called the "Securities"), issued and to be issued in one or more Series under a Junior Subordinated Indenture, dated as of _________________ (herein called the "Indenture"), between the Company and ____________________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Series designated on the face hereof as [Series A] ___% Junior Subordinated Debt Securities due _____ (the "Series A Debt Securities") in aggregate principal amount of up to $ _____. Capitalized terms used in this Security and not defined herein have the meaning ascribed thereto in the Indenture.

      [______, the Trustee under the Indenture has been appointed by the Company as paying agent, Securities registrar, [conversion agent] and [custodian] with regard to the Securities.]

      Upon the occurrence of a Special Event (as defined below), the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Security without premium or penalty, in whole, at a Redemption Price equal to ___% of the principal amount thereof plus accrued but unpaid interest (including any Additional Interest) to the Redemption Date. A Special Event may be a Tax Event or an Investment Company Act Event. A "Tax Event" means that the Administrative Trustees and the Company shall have received an opinion of independent tax counsel experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative written decision or pronouncement, or judicial decision interpreting or applying such laws or regulations, where such amendment or change is effective or which pronouncement or decision is announced on or after the first date of issuance of Trust Preferred Securities of the Omnicom Trust, that there is more than an insubstantial risk that (i) the Omnicom Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on this Security, (ii) interest payable by the Company on this Security is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, or (iii) the Omnicom Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. An "Investment Company Act Event" means that the Administrative Trustees and the Company shall have received an opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, on or after the first date of issuance of Trust Preferred Securities of the Omnicom Trust, that the Omnicom Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

      In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all Securities of this series may be declared, and upon said declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided for in the Indenture, including the terms of the subordination to Senior Indebtedness as described below.

      [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, [if applicable, insert -- (1) on __________________ in any year commencing with the year _________ and ending with the year __________ through operation of the sinking fund for this series at a redemption price equal to 100% of the principal amount, and (2)] at any time on or after ____________, __, as a whole or in part, at the election of the Company, at the following redemption prices (expressed as percentages of the principal amount): If redeemed [on or before __________________, ___% and if redeemed] during the 12-month period beginning
______________ of the years indicated,

Year                 Redemption               Year              Redemption

and thereafter at a redemption price equal to _________________ of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the redemption date, but interest installments whose stated maturity is on or prior to such redemption date will be payable to the Holders of such Securities, or one or more predecessor securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

      [If applicable, insert -- The Securities of this Series are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail,
(1) on __________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this Series at the redemption prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________], as a whole or in part, at the election of the Company, at the redemption prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning __________ of the years indicated,

Year                    Redemption Price                  Redemption Price For
                         For Redemption                   Redemption Otherwise
                       Through Operation                 Than Through Operation
                             of the                       of the Sinking Fund
                          Sinking Fund

and thereafter at a redemption price equal to _____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the redemption date, but interest installments whose Stated Maturity in on or prior to such redemption date will be payable to the Holders of such Securities, or one or more predecessor securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

      [The sinking fund for this series provides for the redemption on __________ in each year beginning with the year __________ and ending with the year __________ of [not less than $__________ ("mandatory sinking fund") and not more than] $__________ aggregate principal amount of Securities of this Series. Securities of this Series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [in the inverse order in which they become due.]

      [If this Security is subject to redemption, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this Series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

      The indebtedness evidenced by the Securities of this series is subordinate to the prior payment in full of all Senior Indebtedness (as such term is defined in the Indenture). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, no payment of principal of, or premium if any, or interest on the Securities shall be made by the Company. In addition, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the Securities is to be subordinated to the extent provided in the Indenture in right of payment to the prior payment in full of all Senior Indebtedness. By reason of such subordination, in the event of the Company's dissolution, holders of Senior Indebtedness may receive more, ratably, and holders of the Securities of this series may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Indenture. Each holder of this Securities, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee its attorney-in-fact for such purpose.

      [If the Security is convertible into common stock of the Company, insert appropriate provisions and specify the conversion features and the form of conversion notice pursuant to the Form of Conversion Notice set forth herein.]

      [If the Security is convertible into or exchangeable for other securities or property, specify the conversion features and the form of conversion notice pursuant to the Form of Conversion Notice set forth herein.]

      [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this Series shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.]

      [If the Security is an Original Issue-Discount Security, insert -- If an Event of Default with respect to Securities of this Series shall occur and be continuing, an amount of principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- Insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this Series shall terminate.]

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, and the rights of the Holders of the Securities of each Series and the holders of the corresponding Trust Preferred Securities under the Indenture, at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time outstanding of each Series or the holders of a majority in liquidation amount of the corresponding Trust Preferred Securities to be affected thereby, with certain exceptions as therein provided with respect to certain modifications or amendments which may not be made without the consent of each holder of such Security or holder of Trust Preferred Security affected thereby. The Indenture also permits certain amendments and modifications thereto from time to time by the Company and the Trustee without the consent of the Holders of any Series of the Securities or holders of any Trust Preferred Securities of a Trust to be affected thereby for certain specified purposes, including curing ambiguities, defects or inconsistencies and making any such change that does not adversely affect the rights of any Holder of such series of the Securities or holder of Trust Preferred Securities, as provided therein.

      The Indenture contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Security at the times, place and rate(s), and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      [The Securities of this Series are issuable only in registered form without coupons in denominations of $___ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.]

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      As provided in and subject to the provisions of the Indenture, the holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.

      The applicable supplemental indenture may contain provisions for defeasance at any time of the entire indebtedness of the Securities of this series upon compliance with certain conditions set forth in the applicable supplemental indenture.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                           Form of Conversion Notice.

To Omnicom Group Inc.:

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into [shares of common stock of the Company] in accordance with the terms of the Indenture referred to in this Security, and directs that the [shares] issuable and deliverable upon the conversion, together with any check in payment for fractional shares of any securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a [regular] record date and prior to the opening of business on the related interest payment date (unless this Security or the portion thereof being converted has been called for redemption on a redemption date within such period), this Notice is accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date of the principal of this Security to be converted. If shares are to be issued in the name of a period other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this security.